UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

Korro Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 First Street, 2nd floor, Suite 250 Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 468-1999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KRRO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2025, Korro Bio, Inc., or Korro, entered into an amended and restated employment agreement with Jeffrey Cerio, which amended and restated his employment agreement dated August 28, 2024.

Dr. Cerio’s new employment agreement is substantially consistent with the terms of his prior employment agreement as described in Korro’s definitive proxy statement on Schedule 14A filed on April 29, 2025, although it provides for (i) increased annual base salary of $425,000 (reflecting current 2025 base salary); (ii) increased severance from six months to nine months in connection with a termination without cause or resignation for good reason and (iii) increased severance from nine to 12 months of his then-current salary in connection with a termination without cause or resignation for good reason within the change in control period.

As part of a broader employee appreciation and retention program, Dr. Cerio was (i) awarded a $100,000 cash bonus, 50% of which will be paid on December 31, 2025, and 50% of which will be paid on or about June 30, 2026, in each case subject to Dr. Cerio maintaining a continuous service relationship through each such payment date and (ii) granted an equity award of 41,902 restricted stock units, or RSUs, effective December 15, 2025 under Korro’s 2023 Stock Option and Incentive Plan (or the 2023 Plan). The RSUs vest as to 50% on June 15, 2026, and as to the remaining 50% on December 15, 2026, in each case subject to Dr. Cerio maintaining a continuous service relationship as defined in the 2023 Plan through each such vesting date.

The foregoing summary of Dr. Cerio’s amended and restated employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Amended and Restated Employment Agreement with Jeffrey Cerio, dated effective December 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORRO BIO, INC.

Date: December 18, 2025	By:	/s/ Ram Aiyar

Name: Ram Aiyar
Title: President and Chief Executive Officer and Interim Chief Financial Officer